UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 16, 2022

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2022, U.S. Gold Corp. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”), at which the following proposals were voted upon:

1)	Election of six (6) directors, Luke Norman, George Bee, Ryan K. Zinke, Robert W. Schafer, Tara Gilfillan and Michael Waldkirch, to hold office until the next annual meeting of stockholders and until their successors are named and qualified or until their earlier resignation or removal.

	For	Withhold	Broker Non-Vote
Luke Norman	3,307,271	635,551	1,773,571
George Bee	3,233,565	709,257	1,773,571
Ryan K. Zinke	3,888,071	54,751	1,773,571
Robert W. Schafer	3,413,787	529,035	1,773,571
Tara Gilfillan	3,383,053	559,769	1,773,571
Michael Waldkirch	3,665,126	277,696	1,773,571

2)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2023.

For	Against	Abstain
5,694,012	15,240	7,141

3)	Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
3,622,178	301,384	19,260	1,773,571

4)	Approval of an amendment to the Company’s 2020 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
2,752,775	1,172,106	17,941	1,773,571

Each of the proposals acted upon by the Company’s stockholders at the Meeting received a sufficient number of votes to be approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: December 21, 2022	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

3